SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2004

Commission file number: 1-14267

REPUBLIC SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	65-0716904
(State of Incorporation)	(I.R.S. Employer Identification No.)

Republic Services, Inc. 110 S.E. 6th Street, 28th Floor Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 769-2400

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 4, 2004, Republic Services, Inc. issued a press release to announce operating results for the three and twelve months ended December 31, 2003, a copy of which is incorporated herein by reference and attached hereto as an Exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 4, 2004	REPUBLIC SERVICES, INC.

By: /s/ Tod C. Holmes

Tod C. Holmes Senior Vice President and Chief Financial Officer (Principal Financial Officer)

By: /s/ Charles F. Serianni

Charles F. Serianni Vice President and Chief Accounting Officer (Principal Accounting Officer)

Republic Contacts:
 Media Inquiries: Will Flower (954) 769-6392
Investor Inquiries: Tod Holmes (954) 769-2387
Ed Lang (954) 769-3591

Republic Services, Inc. Reports
Earnings for 2003

•	2003 Earnings Per Share of $1.33
•	Record Free Cash Flow
•	Company Provides 2004 Guidance

Fort Lauderdale, FL, Feb. 4, 2004...Republic Services, Inc. (NYSE: RSG) today reported that for the three months ended December 31, 2003, net income was $55.7 million, or $0.35 per share, compared to net income of $61.5 million, or $0.37 per share, for the same period in 2002. Revenue for the three months ended December 31, 2003 was $637.9 million compared to $605.3 million for the same period in 2002. Operating income for the three months ended December 31, 2003 was $106.5 million compared to operating income of $118.1 million for the same quarter last year. Net income and operating income for 2002 include a $5.6 million pre-tax gain primarily related to the sale of certain assets.

For the year ended December 31, 2003, net income before cumulative effect of changes in accounting principles was $215.4 million, or $1.33 per share, compared to $239.6 million, or $1.44 per share, for 2002. Annual revenue for 2003 was $2,517.8 million compared to $2,365.1 million during 2002. Operating income for the year ended December 31, 2003 was $412.7 million compared to operating income of $459.5 million last year. Net income and operating income for 2003 include an additional pre-tax charge of $24.0 million for self-insurance, while net income and operating income for 2002 include a $5.6 million pre-tax gain primarily related to the sale of certain assets.

During the first quarter of 2003, the Company recorded an after-tax expense of $37.8 million as a cumulative effect of changes in accounting principles. Including the cumulative effect of the changes in accounting principles, net income for the year ended December 31, 2003 was $177.6 million, or $1.10 per share. If the changes in accounting principles were effective January 1, 2002, net income for the year ended December 31, 2003 and 2002 would have been $215.4 million, or $1.33 per share, and $237.2 million, or $1.42 per share, respectively.

James E. O’Connor, Chairman and Chief Executive Officer of Republic Services, was pleased with the Company’s performance saying, “Our team did an excellent job of executing our business plan during 2003. We delivered consistent performance, including record amounts of free cash flow, and we also achieved positive revenue growth.”

Company Declares Quarterly Dividend

Republic Services also announced that its Board of Directors declared a regular quarterly dividend of $0.06 per share for shareholders of record on April 1, 2004. The dividend will be paid on April 15, 2004.

Fiscal Year 2004 Outlook

Republic Services’ objectives for 2004 remain consistent with previous years and once again focus on the generation of free cash flow. The Company anticipates using free cash flow to repurchase common stock under its $200 million share repurchase program approved by the Board of Directors in October 2003 and to pay quarterly dividends. The Company is also committed to implementing a broad-based pricing initiative across all lines of service to recover increasing costs. Republic’s guidance is based on current economic conditions and does not assume any deterioration or improvement in the overall economy in 2004. Specific guidance is as follows:

•	Free cash flow: The Company anticipates free cash flow for 2004 of approximately $340 million. The Company defines free cash flow as cash provided by operating activities less purchases of property and equipment plus proceeds from the sale of equipment as presented in the Company’s consolidated statement of cash flows.

•	Earnings Per Share: The Company anticipates 2004 earnings in the range of $1.50 to $1.55 per share.

•	Internal Growth: The Company is targeting internal growth of approximately 3 percent, with 2 percent from price increases and 1 percent from volume growth.

•	Capital spending: The Company is anticipating 2004 capital spending of approximately $275 million.

Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company’s operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.

Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied, in or by such forward-looking statements. Such factors include, among other things, whether the Company’s estimates and assumptions concerning its selected balance sheet accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to the Company’s landfills and property and equipment, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition and demand for services in the solid waste industry; the Company’s ability to manage growth; compliance with, and future changes in, environmental regulations; the Company’s ability to obtain approval from regulatory agencies in connection with expansions at the Company’s landfills; the ability to obtain financing on acceptable terms to finance the Company’s operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; the ability of the Company to repurchase common stock at prices that are accretive to earnings per share; the Company’s dependence on key personnel; general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor and other variable costs that are generally not within the control of the Company; dependence on large, long-term collection contracts; dependence on acquisitions for growth; risks associated with undisclosed liabilities of acquired businesses; risks associated with pending legal proceedings; and other factors contained in the Company’s filings with the Securities and Exchange Commission.

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REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended December 31,

	2003	2002

Revenue	$637.9	$605.3

Expenses:
Cost of operations	404.7	381.8
Depreciation, amortization and depletion	61.2	52.4
Accretion	3.3	—
Selling, general and administrative	62.2	58.6
Other charges (income)	—	(5.6)

Operating income	106.5	118.1

Interest expense, net	(16.6)	(18.1)
Other income (expense), net	—	(0.8)

Income before income taxes	89.9	99.2

Provision for income taxes	34.2	37.7

Net income	$55.7	$61.5

Basic and diluted earnings per share	$0.35	$0.37

Weighted average common and common equivalent shares outstanding	160.5	165.3

Pro forma amounts assuming the changes in accounting principles are applied retroactively:
Net income	$55.7	$60.9
Basic and diluted earnings per share	$0.35	$0.37

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Year Ended December 31,

	2003	2002

Revenue	$2,517.8	$2,365.1

Expenses:
Cost of operations	1,605.4	1,472.9
Depreciation, amortization and depletion	239.1	199.6
Accretion	12.7	—
Selling, general and administrative	247.9	238.7
Other charges (income)	—	(5.6)

Operating income	412.7	459.5

Interest expense, net	(68.5)	(72.7)
Other income (expense), net	3.2	(0.3)

Income before income taxes	347.4	386.5

Provision for income taxes	132.0	146.9

Income before cumulative effect of changes in accounting principles	215.4	239.6

Cumulative effect of changes in accounting principles, net of tax	(37.8)	—

Net income	$177.6	$239.6

Basic earnings per share:

Before cumulative effect of changes in accounting principles	$1.34	$1.44

Cumulative effect of changes in accounting principles, net of tax	(0.23)	—

Basic earnings per share	$1.11	$1.44

Weighted average common shares outstanding	160.3	166.7

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Year Ended December 31,

	2003	2002

Diluted earnings per share:

Before cumulative effect of changes in accounting principles	$1.33	$1.44

Cumulative effect of changes in accounting principles, net of tax	(0.23)	—

Diluted earnings per share	$1.10	$1.44

Weighted average common and common equivalent shares outstanding	162.1	166.7

Pro forma amounts assuming the changes in accounting principles are applied retroactively:
Net income	$215.4	$237.2
Basic earnings per share	$1.34	$1.42
Diluted earnings per share	$1.33	$1.42

REPUBLIC SERVICES, INC.
SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION

     The following information should be read in conjunction with the Company’s audited Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-K as of and for the year ended December 31, 2002. It should also be read in conjunction with the Company’s Unaudited Condensed Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-Q as of and for the three and nine months ended September 30, 2003.

CHANGES IN ACCOUNTING PRINCIPLES

     During the first quarter of 2003, the Company adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). SFAS 143 required the Company to change the methodology it used to record closure and post-closure costs related to its landfills. Upon adopting SFAS 143, the Company no longer records closure and post-closure expense as a component of cost of operations. Instead, amortization expense is recorded on the capitalized portion of the obligation and accretion expense is recorded using the effective interest method.

     As of January 1, 2003, the Company recorded an after-tax expense of $20.8 million as a cumulative effect of a change in accounting principle resulting from the adoption of SFAS 143. In addition, the Company also recorded an after-tax expense of $17.0 million as a cumulative effect of a change in accounting principle relating to its accounting for methane gas collection systems.

     The following table summarizes the adjustments to net income and earnings per share for the three and twelve months ended December 31, 2002 as if SFAS 143 and the Company’s change in accounting principle relating to its methane gas collection systems were adopted January 1, 2002:

	Three months ended
	December 31, 2002

	Net Income	Basic and Diluted
	(in millions)	Earnings Per Share

Reported	$61.5	$.37
SFAS 143:
Reversal of closure and post-closure expense previously reported	4.2	.03
Reversal of landfill purchase price amortization previously reported	.2	—
Accretion expense	(1.6)	(.01)
Landfill amortization	(2.8)	(.02)

Total adjustments for SFAS 143	—	—

Methane Gas Collection Systems:
Reversal of depreciation previously recorded	—	—
Depletion expense	(.6)	—

Total adjustment for methane gas collection systems	(.6)	—

Adjusted	$60.9	$.37

	Twelve months ended
	December 31, 2002

	Net Income	Basic and Diluted
	(in millions)	Earnings Per Share

Reported	$239.6	$1.44
SFAS 143:
Reversal of closure and post-closure expense previously reported	16.2	.10
Reversal of landfill purchase price amortization previously reported	.8	—
Accretion expense	(6.5)	(.04)
Landfill amortization	(10.9)	(.07)

Total adjustments for SFAS 143	(.4)	(.01)

Methane Gas Collection Systems:
Reversal of depreciation previously recorded	.3	—
Depletion expense	(2.3)	(.01)

Total adjustment for methane gas collection systems	(2.0)	(.01)

Adjusted	$237.2	$1.42

OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION, DEPLETION AND ACCRETION

     Operating income before depreciation, amortization, depletion, and accretion, which is not a measure determined in accordance with generally accepted accounting principles (“GAAP”), for the three and twelve months ended December 31, 2003 and 2002 is calculated as follows (in millions):

	Three months ended		Twelve months ended
	December 31,		December 31,

	2003	2002	2003	2002

Net income	$55.7	$61.5	$177.6	$239.6
Cumulative effect of changes in accounting principles, net of tax	—	—	37.8	—
Provision for income taxes	34.2	37.7	132.0	146.9
Other (income) expense, net	—	.8	(3.2)	.3
Interest expense, net	16.6	18.1	68.5	72.7
Accretion	3.3	—	12.7	—
Depreciation, amortization and depletion	61.2	52.4	239.1	199.6

Operating income before depreciation, amortization, depletion and accretion	$171.0	$170.5	$664.5	$659.1

     The Company believes that the presentation of operating income before depreciation, amortization, depletion and accretion is useful to investors because it provides important information concerning the Company’s operating performance exclusive of certain non-cash costs. Although depreciation, amortization, depletion and accretion are considered operating costs in accordance with GAAP, they represent the allocation of non-cash costs associated with long-lived assets acquired or constructed in prior years. Operating income before depreciation, amortization, depletion and accretion also demonstrates the Company’s ability to execute its financial strategy which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in the Company’s customer base and services provided, pursuing strategic acquisitions that augment the Company’s existing business platform, repurchasing shares of common stock at prices that provide value to the Company’s shareholders, paying cash dividends, maintaining the Company’s investment grade rating and minimizing debt.

CASH FLOW

     The following table reflects certain components of the Company’s unaudited consolidated statements of cash flows for the three and twelve months ended December 31, 2003 (in millions):

	Three months ended		Twelve months ended
	December 31,		December 31,

	2003	2002	2003	2002

Depreciation, amortization and depletion of property and equipment	$59.9	$51.1	$233.8	$193.5
Amortization of intangible assets	$1.3	$1.3	$5.3	$6.1
Accretion expense	$3.3	$—	$12.7	$—
Capital expenditures	$(92.4)	$(96.4)	$(273.2)	$(258.7)

     During the three and twelve months ended December 31, 2003, cash used in investing activities was $158.3 million and $552.4 million, respectively. Also during the three and twelve months ended December 31, 2003, cash used in financing activities was $15.3 million and $70.4 million, respectively.

     The Company defines free cash flow, which is not a measure determined in accordance with GAAP, as cash provided by operating activities less purchases of property and equipment plus proceeds from the sale of equipment as presented in the Company’s consolidated statement of cash flows. The Company’s free cash flow for the three and twelve months ended December 31, 2003 is calculated as follows (in millions):

	Three months ended	Twelve months ended
	December 31, 2003	December 31, 2003

Cash provided by operating activities	$168.1	$600.5
Purchases of property and equipment	(92.4)	(273.2)
Proceeds from the sale of equipment	5.1	9.1

Free cash flow	$80.8	$336.4

     The Company believes that the presentation of free cash flow, which is a non-GAAP financial measure, provides useful information regarding the Company’s recurring cash provided by operating activities after expenditures for property and equipment, net of proceeds from the sale of equipment. It also demonstrates the Company’s ability to execute its financial strategy as previously discussed and is a key metric used by the Company to determine compensation. Free cash flow does not represent the Company’s cash flow available for discretionary expenditures because it excludes certain expenditures that are required or that the Company has committed to such as debt service requirements and dividend payments. The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

     Capital expenditures include $1.2 million and $.7 million of capitalized interest for the three months ended December 31, 2003 and 2002, respectively, and $3.3 million and $2.5 million for the twelve months ended December 31, 2003 and 2002, respectively.

     As of December 31, 2003, accounts receivable were $248.9 million, net of allowance for doubtful accounts of $19.0 million, resulting in days sales outstanding of approximately 35 (or 23 days net of deferred revenue).

STOCK REPURCHASE PROGRAM

     During the three months ended December 31, 2003, the Company paid approximately $48.7 million to repurchase 2.0 million shares of its stock. As of December 31, 2003, the Company had repurchased a total of 25.6 million shares of its stock for approximately $484.3 million and is currently authorized to repurchase up to an additional $190.7 million under its repurchase program.

DIVIDEND

     In July 2003, the Company announced that its Board of Directors initiated a quarterly cash dividend of $.06 per share. In October 2003, the Company paid a dividend of $9.6 million to shareholders of record as of September 30, 2003. As of December 31, 2003, the Company recorded a dividend payable of approximately $9.4 million to shareholders of record at the close of business on January 2, 2004 which has been paid. In January 2004, the Company’s Board of Directors declared a regular quarterly dividend of $.06 per share for shareholders of record on April 1, 2004.

REVENUE

     The following table reflects total revenue of the Company by revenue source for the three and twelve months ended December 31, 2003 and 2002 (in millions):

	Three months ended		Twelve months ended
	December 31,		December 31,

	2003	2002	2003	2002

Collection:
Residential	$155.2	$138.4	$601.2	$530.7
Commercial	179.0	176.8	706.0	696.7
Industrial	131.7	125.4	523.0	501.6
Other	13.2	13.3	50.9	50.8

Total collection	479.1	453.9	1,881.1	1,779.8

Transfer and disposal	245.3	216.7	967.5	854.1
Less: Intercompany	(124.5)	(107.8)	(493.7)	(428.5)

Transfer and disposal, net	120.8	108.9	473.8	425.6
Other	38.0	42.5	162.9	159.7

Total revenue	$637.9	$605.3	$2,517.8	$2,365.1

     The following table reflects the Company’s revenue growth for the three and twelve months ended December 31, 2003 and 2002:

	Three months ended		Twelve months ended
	December 31,		December 31,

	2003	2002	2003	2002

Core price	2.3%	1.6%	1.8%	1.4%
Fuel surcharges	.2	—	.2	—
Commodities	.2	.6	.1	.4

Total price	2.7	2.2	2.1	1.8

Core volume	1.7	2.8	2.1	1.6
Non-core volume	(.9)	1.0	—	.4

Total volume	.8	3.8	2.1	2.0

Total internal growth	3.5	6.0	4.2	3.8

Acquisitions	1.6	1.0	1.8	.8
Taxes (a)	.3	.4	.5	.2

Total revenue growth	5.4%	7.4%	6.5%	4.8%

(a)	Represents taxes levied on landfill volumes in certain states that are passed on to customers.